Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Spero Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	3,000,000	$1.41	$4,230,000.00	$0.00014760	$624.35

Total Offering Amount					$4,230,000.00		$624.35

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$624.35

(1)

The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Spero Therapeutics, Inc. (the “Registrant”) stated above consists of additional shares of common stock available for issuance under the Spero Therapeutics, Inc. 2017 Stock Incentive Plan, as amended (the “2017 Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the 2017 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the 2017 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2017 Plan are based on the average of the high and the low price of Registrant’s Common Stock as reported on The Nasdaq Global Select Market as of a date (July 31, 2024) within five business days prior to filing this Registration Statement.